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                                                                EXHIBIT 3(i)(b)


                         CERTIFICATE OF AMENDMENT OF THE
                    RESTATED CERTIFICATE OF INCORPORATION OF
                       ADVANCED COMMUNICATIONS GROUP, INC.

         Advanced Communications Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY THAT:

         I. The proposed amendment to the Corporation's Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         II.      ARTICLE I is amended to read in its entirety as follows:

                                    ARTICLE I

              The name of the Corporation is: WorldPages.com, Inc.

         IN WITNESS WHEREOF, we have hereunto set out our hands and seals as President and Secretary, respectively, of the Corporation this _______ day of ____________, 2000, and we hereby affirm that the foregoing Certificate of Amendment of the Restated Certificate of Incorporation is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.


                                         ---------------------------------
                                         Richard A. O'Neal, President

ATTEST:



-----------------------------------------------
         Michael A. Pruss, Secretary